Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V61536-Z89348 For Against Abstain ! ! ! ! ! ! BREMER FINANCIAL CORPORATION BREMER FINANCIAL CORPORATION 380 ST. PETER STREET, SUITE 500 ST. PAUL, MINNESOTA 55102 The Board of Directors recommends you vote "FOR" the following proposals: 1. Merger proposal. A proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 25, 2024, by and among Old National Bancorp, Bremer Financial Corporation and ONB Merger Sub, Inc. (the "Merger Proposal"). 2. Adjournment proposal. A proposal to adjourn the Special Meeting of Shareholders, if necessary or appropriate, to permit further solicitation of proxies in favor of the Merger Proposal in the event that there are not sufficient votes at the time of the Special Meeting of Shareholders to approve the Merger Proposal. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. IF YOU WISH TO VOTE BY INTERNET, TELEPHONE OR BY MAIL, PLEASE READ THE INSTRUCTIONS BELOW. Bremer Financial Corporation encourages you to use one of the three convenient ways to vote on matters to be addressed at the Special Meeting of Shareholders. Even if you plan to attend the virtual Special Meeting of Shareholders, it is important to vote in advance so that your vote will be counted if you later decide not to attend the virtual Special Meeting of Shareholders. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time on March 6, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BFCORP2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on March 6, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL If you received a hard copy of your proxy card, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For your mailed proxy card to be counted, we must receive it by 10:59 p.m. Central Time on March 6, 2025. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders: The Proxy Statement is available at www.proxyvote.com. V61537-Z89348 BREMER FINANCIAL CORPORATION SPECIAL MEETING OF SHAREHOLDERS March 7, 2025 at 8:00 a.m. Central Time The undersigned hereby appoint(s) Jeanne H. Crain and Mitchell J. Bleske, and each of them, acting individually or in the absence of others, as proxies, each with the full power of substitution and re-substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the Class A common stock and Class B common stock of Bremer Financial Corporation that the shareholder(s) hold directly of record and is/are entitled to vote at the Special Meeting of Shareholders to be held virtually at 8:00 a.m. Central Time on March 7, 2025, and any postponements or adjournments thereof. The undersigned hereby revokes all proxies previously given by the undersigned with respect to such shares of Class A common stock and Class B common stock held of record with respect to the Special Meeting of Shareholders, including any previously given by telephone or through the Internet. This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will have authority to vote "FOR" Proposal 1, the Merger Proposal, "FOR" Proposal 2, the Adjournment Proposal, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof. Continued, and must be signed and dated on reverse side